UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  June 13, 2008

AGILENT TECHNOLOGIES, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-15405	77-0518772
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

5301 Stevens Creek Boulevard, Santa Clara, CA	95051
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code     (408) 553-2424

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01               Entry into a Material Definitive Agreement.

Amendment of Five Year Credit Agreement

On June 13, 2008, Agilent Technologies, Inc. (“Agilent”) entered into a Second Amendment (the “Second Amendment”) to the Five Year Credit Agreement (the “Credit Agreement”) among Agilent, certain lenders party thereto (the “Lenders”) and JPMorgan Chase Bank, N.A., as administration agent.

The Second Amendment amends the Credit Agreement to provide that the acceleration to July 16, 2008 by Merrill Lynch Capital Services, Inc. (“Merrill”) of the obligation of Agilent Technologies World Trade, Inc. to repurchase 15,000 Class A Preferred Shares of Agilent Technologies (Cayco) Limited, a indirect wholly-owned subsidiary of Agilent, at a repurchase price of $1.5 billion (the “World Trade Repurchase Obligation”) will not constitute an event of default prior to July 11, 2008.  On or after July 11, 2008, the existence of the accelerated World Trade Repurchase Obligation will constitute an event of default, unless either (1) Merrill shall have extended the repurchase date of the World Trade Repurchase Obligation beyond July 16, 2008 (or definitive agreements providing for such extension have been executed), or (2) Agilent shall have entered into definitive principal documentation with one or more counterparties regarding a transaction which would satisfy the World Trade Repurchase Obligation on or prior to its due date on July 16, 2008.  In the event that the World Trade Repurchase Obligation is extended beyond July 16, 2008, an event of default will occur on the earlier of (A) the third business day prior to the date on which the World Trade Repurchase Obligation is due, and (B) November 16, 2008.

Prior to the effectiveness of the Second Amendment, an event of default would be deemed to exist under the Credit Agreement on June 16, 2008 if the World Trade Repurchase Obligation was not satisfied prior to that date.

If a default were to occur under the Credit Agreement, the Lenders could require Agilent to immediately repay any outstanding debt and refuse to lend additional amounts until such default were cured.

The World Trade Obligation relates to the Master Repurchase Agreement and related Confirmation dated November 16, 2007 between World Trade and a counterparty, which amended the original agreement dated January 27, 2006.  World Trade sold the Purchased Securities to the counterparty for a total price of $1.5 billion, the amount of the aggregate liquidation preference. World Trade would have been obligated to repurchase the Class A Preferred Shares from the counterparty on January 27, 2011 for 100% of their aggregate liquidation preference, subject to Merrill’s right to accelerate that repurchase by written notice to Agilent to a repurchase date to occur no earlier than 120 days from the date of any notice.  However, Merrill gave World Trade an acceleration notice on March 18, 2008.

A copy of the Second Amendment is filed herewith as Exhibit 10.3 and is incorporated herein by reference.  The foregoing description is qualified in its entirety by reference to the full text of the agreement.

Item 9.01               Financial Statements and Exhibits.

(d)  Exhibits

Exhibit No.	Description
10.1

Five Year Credit Agreement, dated May 11, 2007, by and among the Company, the Lenders parties thereto, and JPMorgan Chase Bank, N.A., as administration agent (Incorporated by reference to Exhibit 10.1 of Agilent’s Form 8-K filed with the SEC on May 14, 2007)

10.2

First Amendment to Five Year Credit Agreement, dated March 3, 2008, by and among Agilent, the lenders party thereto, and JPMorgan Chase Bank, N.A., as administration agent (Incorporated by reference to Exhibit 10.1 of Agilent’s Form 10-Q filed with the SEC on March 7, 2008)

10.3	Second Amendment to Five Year Credit Agreement, dated June 13, 2008, by and among Agilent, the lenders party thereto, and JPMorgan Chase Bank, N.A., as administration agent

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AGILENT TECHNOLOGIES, INC.

By:	/s/ Marie Oh Huber
Name:	Marie Oh Huber
Title:	Vice President, Deputy General Counsel and
Assistant Secretary

Date:  June 19, 2008

Exhibit Index

Exhibit No.	Description
10.1

Five Year Credit Agreement, dated May 11, 2007, by and among the Company, the Lenders parties thereto, and JPMorgan Chase Bank, N.A., as administration agent (Incorporated by reference to Exhibit 10.1 of Agilent’s Form 8-K filed with the SEC on May 14, 2007)

10.2

First Amendment to Five Year Credit Agreement, dated March 3, 2008, by and among Agilent, the lenders party thereto, and JPMorgan Chase Bank, N.A., as administration agent (Incorporated by reference to Exhibit 10.1 of Agilent’s Form 10-Q filed with the SEC on March 7, 2008)

10.3	Second Amendment to Five Year Credit Agreement, dated June 13, 2008, by and among Agilent, the lenders party thereto, and JPMorgan Chase Bank, N.A., as administration agent